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                                                                   EXHIBIT 23.02

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Joint Proxy Statement/Prospectus (Registration Statement File No. 333-56655) of our report dated April 27, 1998 (except with respect to the matter discussed in Note 16, as to which the date is May 17, 1998) included in R.P. Scherer Corporation's Annual Report on Form 10-K for the year ended March 31, 1998 and to all references to our Firm included in this Joint Proxy Statement/Prospectus.


Arthur Andersen LLP

Detroit, Michigan

June 22, 1998.